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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      ------------------------------------

                                AUGUST 22, 1996
                       (DATE OF EARLIEST EVENT REPORTED)

                              THE DII GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                        0-21374                        84-1224426
- ----------------------------    ----------------------------    ----------------------------
  (STATE OF INCORPORATION)         (COMMISSION FILE NO.)          (IRS EMPLOYER I.D. NO.)

                 6273 MONARCH PARK PLACE, NIWOT, COLORADO 80503
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (303) 652-2221
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On August 22, 1996, The DII Group, Inc. (the "DII Group") completed its acquisition of Orbit Semiconductor, Inc., a Delaware corporation ("Orbit"), through the merger of DII Merger Corp. ("Merger Sub"), a wholly-owned subsidiary of the DII Group, with and into Orbit (the "Merger"), pursuant to an Agreement and Plan of Merger, dated as of June 9, 1996 (the "Merger Agreement"), by and among the DII Group, Merger Sub and Orbit. The Merger Agreement was approved and adopted by the requisite votes of the stockholders of the DII Group and Orbit at the respective special meeting of stockholders of each company held on August 22, 1996. As a result of the Merger, Orbit has become a wholly-owned subsidiary of the DII Group, and each outstanding share of common stock, $0.001 par value, of Orbit has been converted into the right to receive 0.45 of a share of common stock, $.01 par value, of the DII Group (the "Exchange Ratio"). Orbit stockholders who otherwise would be entitled to fractional shares of DII Group common stock will receive cash in lieu thereof. In addition, as a result of the Merger, each outstanding option to purchase Orbit common stock was assumed by the DII Group and converted into an option to acquire the number of shares of DII Group common stock equal to the product of the number of shares of Orbit common stock that were issuable upon exercise of such option multiplied by the Exchange Ratio, with an exercise price equal to the quotient determined by dividing the exercise price of such option by the Exchange Ratio. Based upon the number of shares of Orbit common stock outstanding on July 19, 1996, an aggregate of approximately 3,644,856 shares of DII Group common stock will be issued in connection with the Merger. Based upon the number of Orbit options outstanding on July 19, 1996, approximately 1,036,065 additional shares of DII Group common stock will be reserved for issuance to holders of Orbit options in connection with the DII Group's assumption of such options. The Merger will be accounted for as a pooling of interests. Mr. Gary P. Kennedy, President and Chief Executive Officer of Orbit, has been appointed to the Board of Directors of the DII Group. The terms of the Merger Agreement were the result of arms'-length negotiations between representatives of the DII Group and Orbit.

     Orbit provides semiconductor design, manufacturing and engineering support services that allow system designers to manage their application specific integrated circuit development, production, scheduling and inventory control more effectively. Orbit's ENCORE! program allows customers to convert their integrated circuit designs into Orbit digital gate arrays for low to moderate volume requirements, at low non-recurring engineering costs and with short lead times. The ENCORE! program and other Orbit programs, in conjunction with Orbit's independent manufacturing capability, address limitations typically associated with the use of mask programmable gate arrays and field programmable gate arrays. Orbit also offers a mixed-signal (analog/digital) design service that provides the rapid development of custom analog/digital ASICs. Orbit offers additional programs based on its independent manufacturing capabilities, including a "High Reliability Manufacturing Program" in support of medical companies and prime contractors to United States military organizations.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of businesses acquired.

     The following financial statements of Orbit (together with the related independent auditors' report) were included in the DII Group's Registration Statement on Form S-4 (Registration No. 333-6789)(the "Registration Statement"), and are incorporated herein by reference:

          i. Consolidated Statements of Income for the years ended December 31, 1995, 1994 and 1993;

          ii. Consolidated Balance Sheets as of December 31, 1995 and 1994;

          iii. Consolidated Statements of Stockholders' Equity for the years ended December 31, 1995, 1994 and 1993; and

          iv. Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993.

     The following unaudited financial statements of Orbit were included in Orbit's Quarterly Report on Form 10-Q for the period ended June 30, 1996 (Commission File No. 0-24966), and are incorporated herein by reference:

          i. Condensed Consolidated Statements of Income for the three months and six months ended June 30, 1996 and 1995 (unaudited);

          ii. Condensed Consolidated Balance Sheets as of June 30, 1996 and December 31, 1995 (unaudited); and

          iii. Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 1996 and 1995 (unaudited).

     (b) Pro forma financial information.

     The following unaudited pro forma combined condensed financial statements of the DII Group and related notes to unaudited pro forma combined condensed financial statements are incorporated by reference from the section captioned "Pro Forma Combined Condensed Financial Information (Unaudited)" of the Joint Proxy Statement/Prospectus contained in the Registration Statement:

          i. Pro Forma Combined Condensed Consolidated Statement of Income for the year ended December 31, 1995 (unaudited);

          ii. Pro Forma Combined Condensed Consolidated Statement of Income for the year ended December 31, 1994 (unaudited); and

          iii. Pro Forma Combined Condensed Consolidated Statement of Income for the year ended December 31, 1993 (unaudited).

     This Report on Form 8-K includes the following unaudited pro forma combined condensed financial statements of the DII Group:

          i. Pro Forma Combined Condensed Consolidated Balance Sheet as of June 30, 1996 (unaudited);

          ii. Pro Forma Combined Condensed Consolidated Statement of Income for the three months ended June 30, 1996 (unaudited);

          iii. Pro Forma Combined Condensed Consolidated Statement of Income for the six months ended June 30, 1996 (unaudited);

          iv. Pro Forma Combined Condensed Consolidated Statement of Income for the three months ended June 30, 1995 (unaudited); and

          v. Pro Forma Combined Condensed Consolidated Statement of Income for the six months ended June 30, 1995 (unaudited).

                          PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

     The following unaudited pro forma combined condensed consolidated financial statements assume a business combination between The DII Group, Inc. (the "DII Group") and Orbit Semiconductor, Inc. ("Orbit"), accounted for on a pooling of interests basis (the "Merger"). The unaudited pro forma combined condensed consolidated financial statements are based on the historical consolidated financial statements and the notes thereto of the DII Group and Orbit. The DII Group's and Orbit's historical unaudited condensed consolidated financial statements as of June 30, 1996 and for the three and six months ended June 30, 1996 and 1995 have been prepared on the same basis as the historical audited consolidated financial statements and, in the opinions of the managements of the respective companies, contain all adjustments, consisting of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods.

     The following unaudited pro forma combined condensed consolidated balance sheet as of June 30, 1996 assumes the Merger had occurred on June 30, 1996. The following unaudited pro forma combined condensed consolidated statements of income for the three and six months ended June 30, 1996 and the three and six months ended June 30, 1995 assume the Merger had occurred on January 1, 1996 and 1995, respectively. The actual Merger was consummated on August 22, 1996. The following unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined consolidated operating results or the combined consolidated financial position that would have occurred if the Merger had been consummated on the dates indicated, nor is it indicative of future combined consolidated operating results or combined consolidated financial position. The following unaudited pro forma combined condensed consolidated financial statements do not incorporate any benefits from cost savings or synergies of operations of the combined company.

     The combined company expects to incur charges to operations for costs currently estimated to aggregate approximately $4.1 million, of which $1.1 million has been incurred and charged to operations in the quarter ended June 30, 1996 and approximately $3 million is expected to be incurred and charged to operations in the quarter ended September 30, 1996. The $3 million is reflected as a reduction to retained earnings and an increase to accrued liabilities in the following unaudited pro forma combined condensed consolidated balance sheet as of June 30, 1996. The $3 million is not reflected in the following unaudited pro forma combined condensed consolidated statements of income. The amount of this charge is a preliminary estimate and is therefore subject to change.

     The following unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the notes thereto of the DII Group and Orbit included in their respective Forms 10-K for the fiscal year ended December 31, 1995 and their respective Forms 10-Q for the quarterly period ended June 30, 1996.

            PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                   THE                     PRO FORMA        PRO FORMA
                                                DII GROUP      ORBIT      ADJUSTMENTS       COMBINED
                                                ---------     -------     -----------       ---------
ASSETS
Current assets:
  Cash and cash equivalents...................  $  28,395       5,995        --                34,390
  Accounts receivable, net....................     57,004      13,297        --                70,301
  Inventories, net............................     37,604      10,675        --                48,279
  Other.......................................      5,533       2,170        --                 7,703
                                                 --------     -------       -------          --------
     Total current assets.....................    128,536      32,137        --               160,673
Property, plant and equipment, net............     60,777      26,142        --                86,919
Intangible assets, net........................     67,003       1,634        --                68,637
Other.........................................      2,287         301        --                 2,588
                                                 --------     -------       -------          --------
                                                $ 258,603      60,214        --               318,817
                                                 ========     =======       =======          ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................  $  33,457       4,990        --                38,447
  Accrued expenses............................     12,838       3,287         3,000            19,125
  Current installments of long-term
     obligations..............................     --           2,927        --                 2,927
  Accrued interest payable....................      1,078          12        --                 1,090
  Notes payable...............................      2,876       --           --                 2,876
                                                 --------     -------       -------          --------
     Total current liabilities................     50,249      11,216         3,000            64,465
Long-term obligations, excluding current
  installments................................     86,250       9,055        --                95,305
Other.........................................      3,338         404        --                 3,742
Stockholders' equity:
  Preferred stock.............................     --           --                             --
  Common Stock................................         82           7            27(1)            116
  Additional paid-in capital..................     66,542      22,902           (27)(1)        89,417
  Retained earnings...........................     59,776      16,645        (3,000)           73,421
  Cumulative foreign currency translation
     adjustments..............................     (3,897)      --                             (3,897)
  Deferred compensation.......................     (3,737)        (15)       --                (3,752)
                                                 --------     -------       -------          --------
     Total stockholders' equity...............    118,766      39,539        (3,000)          155,305
                                                 --------     -------       -------          --------
                                                $ 258,603      60,214        --               318,817
                                                 ========     =======       =======          ========

 See accompanying notes to pro forma combined condensed consolidated financial statements

         PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                        THREE MONTHS ENDED JUNE 30, 1996
                 (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)
                                  (UNAUDITED)

                                                      THE                    PRO FORMA      PRO FORMA
                                                   DII GROUP     ORBIT      ADJUSTMENTS     COMBINED
                                                   ---------     ------     -----------     ---------
Net sales........................................   $97,752      17,312        --            115,064
Cost of sales....................................    79,268      11,677        --             90,945
                                                    -------      ------        ------        -------
     Gross profit................................    18,484       5,635        --             24,119
Selling, general and administrative expenses.....     8,409       3,042        --             11,451
Merger costs.....................................     1,104        --          --              1,104
Interest income..................................      (289)       (114)       --               (403)
Interest expense.................................     1,294         239        --              1,533
Amortization of intangibles......................       679         104        --                783
Other, net.......................................       136          (4)       --                132
                                                    -------      ------        ------        -------
     Income before income taxes..................     7,151       2,368        --              9,519
Income tax expense...............................     2,113         800        --              2,913
                                                    -------      ------        ------        -------
     Net income..................................   $ 5,038       1,568        --              6,606
                                                    =======      ======        ======        =======
Earnings per share:
  Primary........................................   $  0.61        0.17                         0.54
  Fully diluted..................................   $  0.55        0.17                         0.50
Weighted average number of common shares and
  equivalents outstanding:
  Primary........................................     8,221       9,138                       12,333
  Fully diluted..................................    10,724       9,138                       14,836

 See accompanying notes to pro forma combined condensed consolidated financial statements

         PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1996
                 (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)
                                  (UNAUDITED)

                                                      THE                    PRO FORMA      PRO FORMA
                                                   DII GROUP     ORBIT      ADJUSTMENTS     COMBINED
                                                   ---------     ------     -----------     ---------
Net sales........................................  $ 196,230     31,810        --            228,040
Cost of sales....................................    160,663     22,688        --            183,351
                                                    --------     ------        ------        -------
     Gross profit................................     35,567      9,122        --             44,689
Selling, general and administrative expenses.....     17,451      5,791        --             23,242
Merger costs.....................................      1,104       --          --              1,104
Interest income..................................       (679)      (304)       --               (983)
Interest expense.................................      2,588        484        --              3,072
Amortization of intangibles......................      1,313        210        --              1,523
Other, net.......................................        175       (327)       --               (152)
                                                    --------     ------        ------        -------
     Income before income taxes..................     13,615      3,268        --             16,883
Income tax expense...............................      4,116      1,094        --              5,210
                                                    --------     ------        ------        -------
     Net income..................................  $   9,499      2,174        --             11,673
                                                    ========     ======        ======        =======
Earnings per share:
  Primary........................................  $    1.16       0.24                         0.95
  Fully diluted..................................  $    1.05       0.24                         0.91
Weighted average number of common shares and
  equivalents outstanding:
  Primary........................................      8,210      9,005                       12,262
  Fully diluted..................................     10,715      9,005                       14,767

 See accompanying notes to pro forma combined condensed consolidated financial statements

         PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                        THREE MONTHS ENDED JUNE 30, 1995
                 (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)
                                  (UNAUDITED)

                                                      THE                    PRO FORMA      PRO FORMA
                                                   DII GROUP     ORBIT      ADJUSTMENTS     COMBINED
                                                   ---------     ------     -----------     ---------
Net sales........................................   $83,363      16,174        --             99,537
Cost of sales....................................    70,021      10,169        --             80,190
                                                    -------      ------        ------         ------
     Gross profit................................    13,342       6,005        --             19,347
Selling, general and administrative expenses.....     6,388       2,771        --              9,159
Merger costs.....................................     --            348        --                348
Interest income..................................      (159)       (168)       --               (327)
Interest expense.................................       647         136        --                783
Amortization of intangibles......................       555         104        --                659
Other, net.......................................       163          (3)       --                160
                                                    -------      ------        ------         ------
     Income before income taxes..................     5,748       2,817        --              8,565
Income tax expense...............................     1,883       1,033        --              2,916
                                                    -------      ------        ------         ------
     Net income..................................   $ 3,865       1,784        --              5,649
                                                    =======      ======        ======         ======
Earnings per share:
  Primary........................................   $  0.48        0.20                         0.47
  Fully diluted..................................   $  0.48        0.20                         0.47
Weighted average number of common shares and
  equivalents outstanding:
  Primary........................................     8,058       8,816                       12,025
  Fully diluted..................................     8,058       8,816                       12,025

 See accompanying notes to pro forma combined condensed consolidated financial statements

         PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1995
                 (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)
                                  (UNAUDITED)

                                                      THE                    PRO FORMA      PRO FORMA
                                                   DII GROUP     ORBIT      ADJUSTMENTS     COMBINED
                                                   ---------     ------     -----------     ---------
Net sales........................................  $ 157,095     31,103        --            188,198
Cost of sales....................................    132,207     19,874        --            152,081
                                                    --------     ------        ------        -------
     Gross profit................................     24,888     11,229        --             36,117
Selling, general and administrative expenses.....     12,131      5,196        --             17,327
Merger costs.....................................     --            348        --                348
Interest income..................................       (310)      (369)       --               (679)
Interest expense.................................      1,348        226        --              1,574
Amortization of intangibles......................      1,018        210        --              1,228
Other, net.......................................        (15)        (6)       --                (21)
                                                    --------     ------        ------        -------
     Income before income taxes..................     10,716      5,624        --             16,340
Income tax expense...............................      3,479      2,060        --              5,539
                                                    --------     ------        ------        -------
     Net income..................................  $   7,237      3,564        --             10,801
                                                    ========     ======        ======        =======
Earnings per share:
  Primary........................................  $    0.90       0.41                         0.90
  Fully diluted..................................  $    0.90       0.41                         0.90
Weighted average number of common shares and
  equivalents outstanding:
  Primary........................................      8,057      8,750                       11,995
  Fully diluted..................................      8,057      8,750                       11,995

 See accompanying notes to pro forma combined condensed consolidated financial statements

                     NOTES TO PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

NOTE 1 BASIS OF PRESENTATION

     The pro forma combined condensed consolidated financial statements reflect the issuance of 3,366,450 shares of DII Group Common Stock in exchange for an aggregate of approximately 7,481,000 shares of Orbit Common Stock outstanding at June 30, 1996 in connection with the Merger based upon an exchange ratio of 0.45 of a share of DII Group Common Stock for each share of Orbit Common Stock. The actual number of shares of DII Group Common Stock to be issued will be determined based on the exchange ratio and the number of shares of Orbit Common Stock outstanding at the effective date of the Merger, which was August 22, 1996.

NOTE 2 PERIODS COMBINED

     The unaudited pro forma combined condensed consolidated balance sheet as of June 30, 1996 assumes the Merger had occurred on June 30, 1996. The unaudited pro forma combined condensed consolidated statements of income for the three and six months ended June 30, 1996 and the three and six months ended June 30, 1995 assume the Merger had occurred on January 1, 1996 and 1995, respectively.

NOTE 3 PRO FORMA EARNINGS PER SHARE

     The pro forma combined earnings per share information is based on the combined weighted average number of common and common equivalent shares of DII Group Common Stock and Orbit Common Stock for each period presented, based upon the exchange ratio of 0.45 of a share of DII Group Common Stock for each share of Orbit Common Stock.

NOTE 4 MERGER TRANSACTION COSTS

     The combined company expects to incur charges to operations for merger costs currently estimated to aggregate approximately $4.1 million, of which $1.1 million has been incurred and charged to operations in the quarter ended June 30, 1996 and approximately $3 million is expected to be incurred and charged to operations in the quarter ended September 30, 1996. The $3 million is reflected as a reduction to retained earnings and an increase to accrued liabilities in the unaudited pro forma combined condensed consolidated balance sheet as of June 30, 1996. The $3 million is not reflected in the unaudited pro forma combined condensed consolidated statements of income. The amount of this charge is a preliminary estimate and is therefore subject to change.

NOTE 5 CONFORMING ADJUSTMENTS

     There have been no adjustments required to conform the accounting policies of the merged company. Certain amounts for Orbit have been reclassified to conform with the DII Group's consolidated financial statement presentation. There have been no significant intercompany transactions.

     (c) Exhibits.

     The following exhibits are filed herewith or incorporated by reference:

EXHIBIT NO.                             DESCRIPTION OF EXHIBIT
- ------------    ----------------------------------------------------------------------
      2.1       Agreement and Plan of Merger by and among The DII Group, Inc., DII
                Merger Corp. and Orbit Semiconductor, Inc., dated as of June 9, 1996
                (incorporated by reference to Exhibit 2.1 of the Registrant's
                Registration Statement on Form S-4 (Registration No. 333-6789))
     23.1       Consent of Deloitte & Touche LLP
     99.1       Press Release, dated August 22, 1996
     99.2       Consolidated Financial Statements of Orbit as of December 31, 1995 and
                1994 and for the years ended December 31, 1995, 1994 and 1993
     99.3       Condensed Consolidated Financial Statements (unaudited) of Orbit as of
                June 30, 1996 and December 31, 1995 and for the three and six months ended June 30, 1996 and 1995

ITEM 8.  CHANGE IN FISCAL YEAR.

     On August 22, 1996, the DII Group determined to change its fiscal year end from December 31 to the Sunday nearest to December 31, beginning with the period ended December 29, 1996. Pursuant to Rule 13a-10 under the Securities Exchange Act of 1934, as amended, the DII Group is not required to file a separate transition report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          The DII Group, Inc.

                                          By: /s/  THOMAS J. SMACH

                                            ------------------------------------
                                            Thomas J. Smach
                                            Vice President -- Finance
                                            and Corporate Controller

Date: August 27, 1996

                                 EXHIBIT INDEX

                                                                                     SEQUENTIALLY
                                                                                       NUMBERED
EXHIBIT NO.                               DESCRIPTION                                    PAGE
- -----------   -------------------------------------------------------------------    ------------
      2.1     Agreement and Plan of Merger by and among The DII Group, Inc., DII
              Merger Corp. and Orbit Semiconductor, Inc., dated as of June 9,
              1996 (incorporated by reference to Exhibit 2.1 of the Registrant's
              Registration Statement on Form S-4 (Registration No. 333-6789))
     23.1     Consent of Deloitte & Touche LLP
     99.1     Press Release, dated August 22, 1996
     99.2     Consolidated Financial Statements of Orbit as of December 31, 1995
              and 1994 and for the years ended December 31, 1995, 1994 and 1993
     99.3     Condensed Consolidated Financial Statements (unaudited) of Orbit as of June 30, 1996 and December 31, 1995 and for the three and six months ended June 30, 1996 and 1995